Cibus Reports Fourth Quarter Financial Results and Provides Business Update

A major milestone on March 14th 2025 advanced the EU Trilogue discussions aimed to complete the final text of the New Genomic Techniques (NGTs) or gene editing legislation for the EU; California Rice Commission approved Cibus' field research proposal marking the first time gene edited Rice has been authorized for planting within the state

Advancing Rice herbicide tolerance trait commercialization efforts: affirmed strategic collaboration with Albaugh LLC and RTDC Corporation Limited continues to strengthen weed management solutions pipeline as Cibus continues development with four major seed company customers

Sclerotinia (White Mold) resistance trait development continues progress with fourth mode of action successfully edited in Canola demonstrating progress towards the development of a durable trait comprising multiple modes of action

Announced AI-powered gene discovery partnership with Biographica focused on advancing disease resistance in Canola and Oilseed Rape

Progress towards operational Soybean platform continues with breakthrough initial HT2 trait edits positioning Cibus to address estimated 75 million accessible acre market

SAN DIEGO, March 20, 2025 – Cibus, Inc. (Nasdaq: CBUS) (the "Company"), a leading agricultural biotechnology company that uses proprietary gene editing technologies to develop plant traits (or specific genetic characteristics) in seeds, today announced its financial results for the quarter ended December 31, 2024, and provided a business update. Management will host a conference call and webcast today at 4:30 p.m. ET.

Management Commentary

"I am energized by the momentum we're building across our key markets," stated Peter Beetham, Co-Founder, Interim CEO, President and COO. "The opportunities for our gene-edited traits aren't years away – they are materializing now. Our herbicide tolerance traits in Rice are generating commercial interest across markets including Uruguay, Colombia, Brazil, Asia and the United States, representing significant potential future royalties when peak sales are achieved following commercial availability. With our traits moving into customer germplasm and field trials showing promising results, and with the regulatory environment for gene-edited traits making significant positive progress, including especially in the EU, I believe we are positioned to capture significant value for our shareholders."

"What differentiates Cibus is our proprietary Rapid Trait Development System™ (RTDS®) gene editing process which enables us to edit a customer's elite germplasm and return it with a specific trait in under 12 months, creating a time bound and predictable model for trait development and commercialization that's unlike anything agriculture has seen before. This is the significant value of our standardized platform – rapidly delivering traits to seed companies that in turn help farmers address their most pressing productivity challenges while positioning Cibus to capture the significant commercial value that will follow."

Commercial Progress

Progress of Cibus' Developed Traits

•Weed Management (HT1 and HT3) in Rice
◦In December 2024, affirmed collaboration with RTDC Corporation Limited and Albaugh LLC to provide Clethodim as part of Cibus' weed management solution for U.S. rice farmers using Cibus' HT3 trait. This collaboration supports Cibus' herbicide resistant rice trait commercialization efforts as it continues work with U.S. rice seed customers.
◦Including Cibus' second quarter 2024 agreement with FEDEARROZ, Cibus has agreements with four customers, including major Rice seed companies in North and Latin America to have Cibus' HT traits placed in their elite germplasm as they move toward potential commercialization.
◦Received germplasm from all four Rice customers.
◦Completed a successful field trial in the US with a customer's germplasm.
◦Received initial field trial results for stacked gene edited herbicide tolerance traits in Rice; we believe this is the first trial use of stacked gene edited herbicide tolerance traits in Rice to improve weed management.

•Pod Shatter Reduction (PSR) in Canola and Winter Oilseed Rape (WOSR)
◦Completed successful initial PSR field trials for WOSR in the UK for multiple customers, an important milestone in furthering Cibus' commercialization efforts for WOSR in Europe.
◦Planted next round of UK field trials in the third quarter of 2024 and expect to receive data in 2025 harvest season.

Progress of Cibus' Advanced Traits and Sustainable Ingredients

•Sclerotinia Resistance
◦We've made substantial advances in our disease resistance program. In November, we announced a collaboration with Biographica, a UK-based leader in AI and machine learning for gene discovery, focused on advancing disease resistance in Oilseed Rape and Canola. This partnership leverages Biographica's proprietary AI platform to complement Cibus' own computational biology team to identify and prioritize completely novel genetic targets for gene editing.

◦In November 2024, successfully completed edits in Canola for the fourth mode of action (MOA) in Canola, with early controlled environment results expected in the first quarter of 2025.
◦In March 2025, announced positive greenhouse data for Canola plants containing the third mode of action
◦Received field trial results for second mode of action in Canola showing enhanced disease resistance.
◦The final trait aims to provide durable resistance through the combination of multiple modes of action informed by field results for each individual MOA.

•Herbicide Tolerance (HT2)
◦Received positive greenhouse data for second generation HT2 edits in Canola, enabling advancement to the field.

•Sustainable Ingredients
◦Continued progress toward our current partner-funded project with a large multi-national consumer packaged goods (CPG) company focused on developing certain alternative low carbon sustainable ingredients to meet the functional needs of the CPG industry aimed at mitigating adverse environment impacts during production, use, or disposal.
◦In 2024 and the first quarter of 2025, the Company made good progress on its bio-based fermentation biofragrance products and now expects to contract with CPG partners to commercialize.

Progress within Crop Platforms

•Soybean Platform
◦In January 2025, the Company successfully edited a Soybean cell for its HT2 trait, achieving sufficiently high editing rates that enabled expanded development of its Soybean platform. The Company continues to work diligently toward a fully operational Soybean platform.

Corporate and Industry Progress

•Standardized RTDS gene editing process for industrialized breeding
◦In January 2025, established production standards for its proprietary RTDS gene editing process for Cibus' developed traits in Rice and Canola, as well as advanced traits in Canola. In each of these cases, Cibus believes that it can edit a customer's elite germplasm or seed and return it to its customer with a specific edit within 12 months.

•Global regulatory progress for gene editing technologies continues to advance
◦During the California Rice Commission's Rice Certification Committee Meeting on February 26, 2025, the Commission approved Cibus' field research proposal marking the first time gene edited rice has been authorized for planting in California
◦On March 14, 2025, EU member states endorsed the EU Council's (the "Council") negotiating mandate on the regulation of plants obtained by NGTs. This important advancement enables the Council to engage in 3-way discussions (known as trilogue discussions) with the EU Parliament and the European Commission to agree the final text of the legislation to be proposed for final adoption. The legislation is part of a package of measures designed to ensure the sustainable use of natural resources and to strengthen the resilience of EU food systems. It describes a category of NGTs, that include products of gene editing that could be obtained in nature or by conventional breeding. If successful, the proposed regulation would enable EU growers to benefit from improved varieties and would help facilitate international trade by bringing EU policy closer to that of trading partners in North and South America, the United Kingdom, India, Australia and Japan.
◦In May 2024, the Canadian Food Inspection Agency (CFIA), Animal Feed Division published updated guidelines outlining the CFIA's approach to regulating feed products/ingredients from gene editing like those developed through conventional breeding.

•Completed a registered direct offering for gross proceeds of $22.6 million in January 2025
◦Proceeds will be used to fund further development of the Company's pipeline of productivity traits and for working capital and general corporate purposes.

•Initiated actions in support of advancing streamlined commercial strategy
◦Announced in October 2024, included actions to achieve $10 million in cost savings on an annualized run-rate basis; facility consolidation remains on track.
◦When these and other initiatives are fully implemented by early 2025, the Company expects them to translate to a reduction in monthly cash use by approximately 20%.
◦The Company incurred a one-time charge associated with severance expenses in the fourth quarter of fiscal 2024.

•Expansion of IP coverage for plant gene editing and traits
◦In 2024, Cibus received additional patents across 10 plant gene editing and trait families, further strengthening the Company's IP portfolio including in its Pod Shatter Reduction and Herbicide Tolerance trait families.
◦The IP expansion covers gene editing, productivity traits and quality traits that strengthen Cibus' patent coverage in geographies including, but not limited to, Europe, Asia, Latin America, and North America.

Expected Milestones

Cibus intends to report ordinary course development progress and achievements in connection with its quarterly reporting process. Cibus presents below the most significant development and commercial milestone targets for its priority programs for 2025:

•Rice:
◦Expansion of commercial relationships with Rice seed companies across North and South America.
◦Expect first trait validation trials in Latin America.
◦Expect to prepare delivery of initial traits to a Latin American customer by end of 2025.

•Soybean Platform:
◦Expect HT2 edits in Soybean plants in 2025, building upon successful edits in Soybean cells earlier in 2025.

•Sclerotinia:
◦Field trials for third and fourth modes of action in Canola planned for 2025.
◦Expect early results from controlled environment testing for fourth mode of action in Canola in first quarter 2025.

•HT2 in Canola:
◦Expect initial field trial data in 2025.

•Sustainable Ingredient Development:
◦Continue progress on our partner-funded project to develop sustainable low carbon ingredients or materials for the CPG industry that do not negatively impact the environment during production, use, or disposal.
◦Expect to receive nominal revenues associated with the ongoing commercialization efforts for the Company's sustainable ingredient biofragrance products.

Fourth Quarter 2024 Financial Results

As a reminder, the business combination of Cibus, Inc. (formerly known as Calyxt, Inc. prior to the business combination) (Legacy Calyxt) and Cibus Global, LLC was completed on May 31, 2023, thus the first five months of the 2023 information provided in the Financial Results, Condensed Consolidated Statements of Operations, and Condensed Consolidated Statements of Cash Flows is that of Legacy Calyxt only. Year-over-year comparisons are not comparable as 2024 includes the combined company whereas 2023 only includes Legacy Calyxt for the first five months.

•Cash position: Cash and cash equivalents as of December 31, 2024, was $14.4 million. Taking into account the $21.4 million net proceeds received in 2025 from the registered direct offering in January 2025, the impact of implemented cost saving initiatives, and without giving effect to potential financing transactions that Cibus is pursuing, Cibus expects that existing cash and cash equivalents will fund planned operating expenses and capital expenditure requirements into late in the third quarter of 2025. Cibus' Board, together with its financial advisor, continues to evaluate a full range of strategic alternatives to maximize shareholder value.

•Research and development (R&D) Expense: R&D expense was $12.4 million for the quarter ended December 31, 2024, compared to $14.2 million in the year-ago period. The decrease of $1.8 million is primarily due to lower non-cash stock compensation expense and the strategic realignment and reduction in force announced during the fourth quarter of 2023 which included decreases in personnel costs.

•Selling, general, and administrative (SG&A) expense: SG&A expense was $6.8 million for the quarter ended December 31, 2024, compared to $6.8 million in the year-ago period. There was a nominal increase related to an increase of approximately $1.0 million in professional fees which was offset by a decrease of $1.0 million in personnel expenses.

•Goodwill impairment: Goodwill impairment was zero for the quarter ended December 31, 2024, compared to $249.4 million in the year-ago period. The decrease of $249.4 million non-cash expense is due to the impairment of goodwill in the fourth quarter of 2023.

•Royalty liability interest expense - related parties: Royalty liability interest expense - related parties was $8.2 million for the quarter ended December 31, 2024, compared to $8.1 million in the year-ago period. The increase is due to increase in the royalty liability balance.

•Non-operating income, net: Non-operating income, net was income of $0.4 million for the quarter ended December 31, 2024, compared to expense of $0.1 million in the year-ago period. The increase in income of $0.3 million is driven by the fair value adjustment of the liability classified common warrants.

•Net loss: Net loss was $25.8 million for the quarter ended December 31, 2024, compared to $277.2 million in the year-ago period. The decrease of $251.4 million in net loss was driven by the $249.4 million non-cash goodwill impairment in the fourth quarter of 2024. Without the goodwill impairment, net loss decreased by $2.0 million primarily related to the items described above.

•Net loss per share of Class A common stock: Net loss per share of Class A common stock was $0.87 for the quarter ended December 31, 2024, compared to net loss per share of Class A common stock of $12.59 in the year-ago period. The decrease of $11.72 in net loss per share of Class A common stock is primarily driven by the non-cash goodwill impairment in the fourth quarter of 2023 which accounted for approximately $11.32 in net loss per share of Class A common stock and by the decreases in net loss described above and a year-over-year increase in weighted average shares outstanding.

Conference Call and Webcast Information

Cibus will host a live webcast, Thursday, March 20, 2025, at 4:30 p.m. Eastern Time to discuss its fourth quarter 2024 financial results and provide a business update. The conference call can be accessed live over the phone by dialing (877) 300-8521 or for international callers by dialing (412) 317-6026. A replay of the call will be available through April 3, 2025, by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 10196898.

A live audio webcast of the call will be available under "Events & Presentations" in the Investor section of the Company's website, investor.cibus.com. An archived webcast will be available on the Company's website for 90 days after the event.

About Cibus

Cibus is a leader in gene edited productivity traits that address critical productivity and sustainability challenges for farmers such as diseases and pests which the United Nations estimates cost the global economy approximately $300 billion annually. Cibus is not a seed company. It is a technology company that uses gene editing to develop and license traits to seed companies in exchange for royalties on seed sales. Cibus' long-term focus is productivity traits for farmers for the major global row crops with large acreage such as canola, corn, rice, soybean, and wheat. Cibus is a technology leader in high-throughput gene editing technology that is expected to enable it to develop and commercialize plant traits at a fraction of the time and cost of conventional breeding. Cibus has developed a current pipeline of five productivity traits including important traits for weed management in Rice, Pod Shatter Reduction, and Sclerotinia (disease) resistance, which are its near-term focus.

About the Cibus Trait MachineTM process and Rapid Trait Development SystemTM

A key element of Cibus' technology breakthrough is its high-throughput breeding process (referred to as the Trait Machine™ process). The Trait Machine process is a crop specific application of Cibus' patented Rapid Trait Development System™ (RTDS®). The proprietary technologies in RTDS integrate crop specific cell biology platforms with a series of gene editing technologies to enable a system of end-to-end crop specific precision breeding. It is the core technology platform for Cibus' Trait Machine process: the first standardized end-to-end semi-

automated crop specific gene editing system that directly edits a seed company's elite germplasm. Each Trait Machine process requires a crop specific cell biology platform that enables Cibus to edit a single cell from a customer's elite germplasm and grow that edited cell into a plant with the Cibus edits.

Cibus believes that RTDS and the Trait Machine process represent the technological breakthrough in plant breeding that is the ultimate promise of plant gene editing: high- throughput gene editing systems operating as an extension of seed company breeding programs. In 2024, the Trait Machine process was cited by Fast Company Magazine as one of the most innovative products in 2024.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of applicable securities laws, including The Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Cibus' operational and financial performance, Cibus' liquidity and capital resources, the implementation and execution of cost savings initiatives, Cibus' strategy, future operations, prospects, and plans, including the anticipated receipt of commercial revenues and additional funding, are forward-looking statements. Cibus' assessment of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement. Because this involves such risks and uncertainties, the Company could use its available capital resources sooner than it currently expects. Forward-looking statements may be identified by words such as "anticipate," "believe," "intend," "expect," "plan," "scheduled," "could," "would" and "will," or the negative of these and similar expressions.

These forward-looking statements are based on the current expectations and assumptions of Cibus' management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus. Cibus' actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: Cibus' need for additional near-term funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; changes in expected or existing competition; challenges to Cibus' intellectual property protection and unexpected costs associated with defending intellectual property rights; increased or unanticipated time and resources required for Cibus' platform or trait product development efforts; Cibus' reliance on third parties in connection with its development activities; challenges associated with Cibus' ability to effectively license its productivity traits and sustainable ingredient products; the risk that farmers do not recognize the value in germplasm containing Cibus' traits or that farmers and processors fail to work effectively with crops containing Cibus' traits; delays or disruptions in the Company's platform or trait product development efforts, particularly with respect to its non-Rice and non-disease projects in light of the Company's realigned strategic priorities; challenges that arise in respect of Cibus' production of high-quality plants and seeds cost effectively on a large scale; Cibus' dependence on distributions from Cibus Global, LLC to pay taxes and cover its corporate and overhead expenses; regulatory developments that disfavor or impose significant burdens on gene-editing processes or products; delays and uncertainties regarding regulatory developments in the European Union; Cibus' ability to achieve commercial success; commodity prices and other market risks facing the agricultural sector; technological developments that could render Cibus' technologies obsolete; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on Cibus' ability to execute on its business plan; the Company's assessment of the period of time through which its financial resources will be adequate to support operations; and other important factors discussed in the "Risk Factors" section of Cibus' Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on March 20, 2025. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

In addition, the forward-looking statements included in this press release represent Cibus' views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus' views as of any date subsequent to the date hereof.

CIBUS CONTACTS:

INVESTOR RELATIONS
Karen Troeber
ktroeber@cibus.com
858-450-2636

Jeff Sonnek – ICR
jeff.sonnek@icrinc.com

MEDIA RELATIONS
Colin Sanford
colin@bioscribe.com
203-918-4347

CIBUS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Par Value and Share Amounts)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$14,433	$32,699
Accounts receivable	1,041	530
Prepaid expenses and other current assets	1,472	1,991
Total current assets	16,946	35,220
Property, plant, and equipment, net	11,439	15,775
Operating lease right-of-use assets	33,254	21,685
Intangible assets, net	33,578	35,411
Goodwill	253,466	434,898
Other non-current assets	1,386	1,422
Total assets	$350,069	$544,411
Liabilities, redeemable noncontrolling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$5,964	$6,127
Accrued expenses	2,281	1,747
Accrued compensation	3,309	3,858
Deferred revenue	932	1,210
Current portion of notes payable	436	833
Current portion of financing lease obligations	113	187
Current portion of operating lease obligations	4,287	5,927
Class A common stock warrants	2,268	1,418
Other current liabilities	288	16
Total current liabilities	19,878	21,323
Notes payable, net of current portion	226	536
Financing lease obligations, net of current portion	—	113
Operating lease obligations, net of current portion	31,224	17,025
Royalty liability - related parties	199,442	165,252
Other non-current liabilities	1,468	1,868
Total liabilities	252,238	206,117

	As of December 31,
	2024	2023
Redeemable noncontrolling interest	5,674	44,824
Stockholders’ equity:
Class A common stock, $0.0001 par value; 210,000,000 shares authorized; 28,258,258 shares issued and 27,939,023 shares outstanding as of December 31, 2024, and 21,240,379 shares issued and 20,567,656 shares outstanding as of December 31, 2023	9	8
Class B common stock, $0.0001 par value; 90,000,000 shares authorized; 1,720,929 shares issued and outstanding as of December 31, 2024, and 3,142,636 shares issues and outstanding as of December 31, 2023	—	—
Additional paid-in capital	825,298	775,017
Class A common stock in treasury, at cost; 45,177 shares as of December 31, 2024, and 32,663 shares as of December 31, 2023	(1,999)	(1,785)
Accumulated deficit	(731,166)	(479,778)
Accumulated other comprehensive income	15	8
Total stockholders’ equity	92,157	293,470
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$350,069	$544,411

CIBUS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Three Months December 31 Unaudited)
(In Thousands, Except Share and Per Share Amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue:
Revenue	$1,212	$1,103	$4,262	$1,817
Total revenue	1,212	1,103	4,262	1,817
Operating expenses:
Research and development	12,433	14,208	50,429	42,367
Selling, general, and administrative	6,803	6,788	30,797	28,914
Goodwill and intangible assets impairment	—	249,419	181,432	249,419
Total operating expenses	19,236	270,415	262,658	320,700
Loss from operations	(18,024)	(269,312)	(258,396)	(318,883)
Royalty liability interest expense - related parties	(8,237)	(8,139)	(34,190)	(18,892)
Other interest income, net	109	168	631	527
Non-operating income (expense), net	354	71	9,271	(395)
Loss before income taxes	(25,798)	(277,212)	(282,684)	(337,643)
Income tax (expense) benefit	(6)	4	(29)	4
Net loss	$(25,804)	$(277,208)	$(282,713)	$(337,639)
Net loss attributable to redeemable noncontrolling interest	(2,702)	(60,094)	(31,325)	(70,012)
Net loss attributable to Cibus, Inc.	$(23,102)	$(217,114)	$(251,388)	$(267,627)
Basic and diluted net loss per share of Class A common stock	$(0.87)	$(12.59)	$(10.83)	$(25.95)
Weighted average shares of Class A common stock outstanding – basic and diluted	26,546,817	17,244,665	23,222,256	10,314,554

CIBUS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Years Ended December 31,
	2024	2023
Operating activities
Net loss	$(282,713)	$(337,639)
Adjustments to reconcile net loss to net cash used by operating activities:
Royalty liability interest expense - related parties	34,190	18,892
Goodwill and intangible assets impairment	181,432	249,419
Depreciation and amortization	6,859	4,693
Stock-based compensation	10,750	16,092
Change in fair value of liability classified Class A common stock warrants	(9,301)	1,127
Other	22	21
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(512)	1,704
Due to/from related parties	—	(95)
Prepaid expenses and other current assets	518	1,150
Accounts payable	(188)	2
Accrued expenses	608	(2,065)
Accrued compensation	(535)	891
Deferred revenue	(285)	(89)
Right-of-use assets and lease obligations, net	990	(106)
Other assets and liabilities, net	(213)	(431)
Net cash used by operating activities	(58,043)	(46,210)
Investing activities
Cash acquired from merger with Cibus Global, LLC	—	59,381
Purchases of property, plant, and equipment	(808)	(4,321)
Net cash (used in) provided by investing activities	(808)	55,060
Financing activities
Proceeds from issuances of securities	43,902	20,306
Costs incurred related to issuances of securities	(2,211)	(1,550)
Proceeds from draws on revolving line of credit from Cibus Global, LLC	—	2,500
Payment of taxes related to vested restricted stock units	(214)	(742)
Proceeds from issuance of notes payable	204	1,378
Repayments of financing lease obligations	(171)	(297)
Repayments of notes payable	(912)	(1,275)
Net cash provided by financing activities	40,598	20,320
Effect of exchange rate changes on cash and cash equivalents	(13)	3
Net (decrease) increase in cash and cash equivalents	(18,266)	29,173
Cash and cash equivalents – beginning of period	32,699	3,526
Cash and cash equivalents – end of period	$14,433	$32,699